Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Industrial Income Trust Inc.:

We consent to the use of our reports dated March 6, 2013, with respect to the financial statements and related financial statement schedules of Industrial Income Trust Inc. and subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Denver, Colorado

April 15, 2013